Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Victor J. Haddock-Morales	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation Reports Third Quarter 2021 Results

SAN JUAN, Puerto Rico, November 4, 2021 – Triple-S Management Corporation (NYSE:GTS), a leading healthcare services company in Puerto Rico, today announced its third quarter 2021 results.

Roberto Garcia-Rodriguez, President and Chief Executive Officer, commented: “We had a solid third quarter performance as we continued to record double-digit revenue growth year-over-year, driven by our Medicaid offering along with solid growth at our Life and P&C segments. Moving forward, we continue to progress in our integrated healthcare strategy, enabling us to deliver additional attractive products, along with the high-quality care and superior service to which our members have become accustomed.”

Third Quarter 2021 Consolidated Results and Other Highlights

•	Net income of $8.2 million, or $0.35 per diluted share, compared with $23.6 million, or $1.02 per diluted share, in the prior year period.
•	Adjusted net income of $9.6 million, or $0.41 per diluted share, versus $14.2 million, or $0.61 per diluted share, in the prior-year period.
•	Operating revenue of $1.0 billion, a 10.8% increase from the prior-year period, primarily reflecting higher Managed Care net premiums earned.
•	Consolidated loss ratio of 86.2%, an increase of 370 basis points compared with the third quarter of 2020, reflecting normalized Managed Care utilization patterns in the third quarter of 2021.
•	Medical loss ratio (MLR) of 88.7%, 400 basis points higher than the same period last year.
•	Consolidated operating income of $11.5 million, compared with $22.3 million in the prior-year period.

Triple-S Management Corporation
Selected Segment Quarterly Details

Managed Care

•	Managed Care premiums earned were $939.7 million, up 10.6% year-over-year.

o
Medicare premiums earned were $423.1 million, an increase of 5.6% from the prior-year period. The increase was largely due to higher premium rates resulting from a rise in the premium rate benchmark and membership risk score and higher enrollment.

o
Medicaid premiums earned were $302.2 million, an increase of 25.4% from the prior-year period, primarily reflecting an increase in enrollment of approximately 210,000 member months and higher average premium rates. In addition, following a reconciliation process with ASES this quarter, the Company recognized premiums corresponding to prior periods. These increases were partially offset by the elimination of the HIP fee pass-through in 2021.

o
Commercial premiums earned were $214.4 million, an increase of 2.9% from the prior-year period, mainly reflecting higher average premium rates in the 2021 period, partially offset by the elimination of the HIP fee pass-through in 2021.

•
Reported MLR was 88.7%, an increase of 400 basis points from the prior-year period, primarily reflecting the elimination of the HIP fee in 2021, normalized utilization of services compared with the low utilization in the prior-year quarter due to the pandemic, higher costs associated with COVID-19-related testing, treatment costs and the waiver of medical and payment policies, and increased benefits in the Medicare product offering in 2021.

•
Managed Care operating expenses were $109.4 million, a decrease of $15.5 million, or 12.4%, from the prior-year quarter, primarily reflecting the elimination of the HIP fee in 2021 and lower business promotion expenses, partially offset by higher personnel costs. The segment operating expense ratio was 11.6%, a 300 basis-point improvement from the prior-year quarter.

Life Insurance Segment

•
Premiums earned, net were $55.1 million, a 10.0% increase from the prior-year period, resulting from higher sales across all lines of business, particularly in the Individual Life and Cancer lines of business. Operating income was $5.6 million, compared to $5.7 million in the prior-year period.

Property and Casualty Segment

•
Premiums earned, net were $26.3 million, an increase of 10.0% from the prior-year period. The increase was primarily due to higher premiums in Personal Package, Commercial Liability, Commercial Auto and Commercial Property products, partially offset by a decrease in Commercial Package products.

•
Operating income was $2.0 million, compared with $4.4 million in the prior-year period, primarily driven by higher losses and operating expenses in the 2021 quarter. Losses during the 2020 period were lower due to the COVID-19 pandemic.

Liquidity and Capital Resources

•	As of September 30, 2021, the Company had cash and cash equivalents of $122.7 million and investments of $1.9 billion on its consolidated balance sheet.

Triple-S Management Corporation
2021 Outlook and Conference Call

Due to the pending transaction with GuideWell Mutual Holding Corporation announced on August 24, 2021, the Company will not be hosting a conference call or providing an updated outlook for the fourth quarter or full year 2021. The Company’s previously issued full year 2021 outlook should no longer be relied upon. Please visit the Investor Relations section of the Company’s website at http://investors.triplesmanagement.com for the latest releases and information.

Triple-S Management Corporation
About Triple-S Management Corporation

Triple-S Management, a health services company, serves more than 1 million customers in Puerto Rico, which represents nearly one-third of the island’s population. With over 60 years of experience, it is the premier insurance and managed care brand, with the largest customer base and broadest provider networks on the island. Triple-S Management has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and offers a broad portfolio of managed care and related products in the commercial, Medicare Advantage and Medicaid segments. Triple-S Management is also a well-known brand in the life insurance and property and casualty insurance segments in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Non-GAAP Financial Measures

This earnings release presents information about the Company’s adjusted net income, which is a non-GAAP financial metric provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of adjusted net income to net income, the most comparable GAAP financial measure, is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities and reserves
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

Triple-S Management Corporation
•	Ability to contract with providers and government agencies consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

Triple-S Management Corporation
Earnings Release Schedules and Supplemental Information

Condensed Consolidated Balance Sheets	Exhibit I

Condensed Consolidated Statements of Earnings	Exhibit II

Condensed Consolidated Statements of Cash Flows	Exhibit III

Segment Performance Supplemental Information	Exhibit IV

Reconciliation of Non-GAAP Financial Measures	Exhibit V

Triple-S Management Corporation
Exhibit I

Condensed Consolidated Balance Sheets
(dollar in thousands)
Unaudited

	September 30, 2021	December 31, 2020
Assets

Investments	$1,940,745	$1,874,024
Cash and cash equivalents	122,709	110,989
Premium and other receivables, net	496,477	488,840
Deferred policy acquisition costs and value of business acquired	255,010	248,325
Property and equipment, net	137,762	131,974
Other assets	238,963	234,266

Total assets	$3,191,666	$3,088,418

Liabilities and Stockholders' Equity

Policy liabilities and accruals	$1,588,117	$1,550,798
Accounts payable and accrued liabilities	537,110	487,356
Short-term borrowings	-	30,000
Long-term borrowings	49,498	52,751

Total liabilities	2,174,725	2,120,905

Stockholders’ equity:
Common stock	23,795	23,430
Other stockholders’ equity	993,879	944,800

Total Triple-S Management Corporation stockholders’ equity	1,017,674	968,230

Non-controlling interest in consolidated subsidiary	(733)	(717)

Total stockholders’ equity	1,016,941	967,513

Total liabilities and stockholders’ equity	$3,191,666	$3,088,418

Triple-S Management Corporation
Exhibit II

Condensed Consolidated Statements of Earnings
(dollar in thousands, except per share information)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Premiums earned, net	$1,019,696	$922,934	$3,016,012	$2,657,366
Administrative service fees	3,875	3,752	9,316	8,755
Net investment income	17,572	14,168	46,178	42,294
Other operating revenues	3,925	2,052	8,518	6,394
Total operating revenues	1,045,068	942,906	3,080,024	2,714,809

Net realized investment gains (losses)	1,015	507	3,746	(180)
Net unrealized investment (losses) gains on equity investments	(7,912)	11,040	13,383	(17,428)
Other income, net	11,085	1,811	19,047	6,217
Total revenues	1,049,256	956,264	3,116,200	2,703,418

Benefits and expenses
Claims incurred, net of reinsurance	878,947	761,792	2,573,569	2,129,401
Operating expenses	154,526	158,809	456,880	499,669
Total operating costs	1,033,473	920,601	3,030,449	2,629,070

Interest expense	2,016	2,096	6,225	5,813

Total benefits and expenses	1,035,489	922,697	3,036,674	2,634,883

Income before taxes	13,767	33,567	79,526	68,535

Income tax expense	5,607	9,989	24,505	27,520

Net income	8,160	23,578	55,021	41,015

Net loss attributable to the non-controlling interest	7	3	16	20

Net income attributable to Triple-S Management Corporation	$8,167	$23,581	$55,037	$41,035

Earnings per share attributable to Triple-S Management Corporation:
Basic net income per share	$0.35	$1.02	$2.35	$1.77
Diluted net income per share	$0.35	$1.02	$2.34	$1.76

Weighted average of common shares	23,494,415	23,073,511	23,402,622	23,215,840
Diluted weighted average of common shares	23,610,672	23,193,980	23,546,277	23,318,069

Triple-S Management Corporation
Exhibit III

Condensed Consolidated Statements of Cash Flows
(dollar in thousands)
Unaudited

	For the Nine Months Ended
	September 30,
	2021	2020

Net cash provided by operating activities	$100,699	$223,681

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available-for-sale:
Fixed-maturities sold	140,866	94,557
Fixed-maturities matured/called	18,271	37,450
Securities held-to-maturity - fixed-maturities matured/called	747	1,079
Equity investments sold	99,951	80,152
Other invested assets sold	19,652	13,231
Acquisition of investments:
Securities available-for-sale - fixed-maturities	(129,066)	(206,387)
Securities held-to-maturity - fixed-maturities	(751)	(1,087)
Equity investments	(199,046)	(201,324)
Other invested assets	(9,317)	(25,442)
(Decrease) increase in other investments	(4,470)	(3,924)
Net change in policy loans	(21)	240
Net capital expenditures	(16,948)	(52,549)
Capital contribution on equity method investees	-	(7,083)

Net cash used in investing activities	(80,132)	(271,087)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	20,594	16,814
Net change in short-term borrowings	(30,000)	28,500
Proceeds of long-term borrowings	-	30,841
Repayments of long-term borrowings	(3,370)	(2,760)
Repurchase and retirement of common stock	-	(14,980)
Proceeds from policyholder deposits	12,594	21,586
Surrender of policyholder deposits	(8,665)	(12,829)

Net cash (used in) provided by financing activities	(8,847)	67,172

Net increase in cash and cash equivalents	11,720	19,766

Cash and cash equivalents, beginning of period	110,989	109,837

Cash and cash equivalents, end of period	$122,709	$129,603

Triple-S Management Corporation
Exhibit IV

Segment Performance Supplemental Information

(Unaudited)	Three months ended September 30,				Nine months ended September 30,
(dollar in millions)	2021	2020	Percentage Change		2021	2020	Percentage Change

Premiums earned, net:
Managed Care:
Medicare	$423.1	$400.7	5.6%		$1,233.8	$1,160.9	6.3%
Medicaid	302.2	240.9	25.4%		916.7	682.9	34.2%
Commercial	214.4	208.4	2.9%		631.0	605.3	4.2%
Total Managed Care	939.7	850.0	10.6%		2,781.5	2,449.1	13.6%
Life Insurance	55.1	50.1	10.0%		161.6	144.9	11.5%
Property and Casualty	26.3	23.9	10.0%		76.9	66.9	14.9%
Other	(1.4)	(1.0)	(40.0%)		(4.0)	(3.5)	(14.3%)
Consolidated premiums earned, net	$1,019.7	$923.0	10.5%		$3,016.0	$2,657.4	13.5%

Operating revenues: [1]
Managed Care	$951.7	$858.2	10.9%		$2,810.6	$2,473.7	13.6%
Life Insurance	61.9	57.0	8.6%		181.5	165.5	9.7%
Property and Casualty	28.8	26.1	10.3%		83.7	73.5	13.9%
Other	2.6	1.6	62.5%		4.2	2.1	100.0%
Consolidated operating revenues	$1,045.0	$942.9	10.8%		$3,080.0	$2,714.8	13.5%

Operating income (loss): [2]
Managed Care	$8.5	$13.0	(34.6%)		$34.5	$56.5	(38.9%)
Life Insurance	5.6	5.7	(1.8%)		17.8	20.2	(11.9%)
Property and Casualty	2.0	4.4	(54.5%)		7.8	10.9	(28.4%)
Other	(4.6)	(0.8)	(475.0%)		(10.6)	(1.9)	(457.9%)
Consolidated operating income	$11.5	$22.3	(48.4%)		$49.5	$85.7	(42.2%)

Operating margin: [3]
Managed Care	0.9%	1.5%	-60	bp	1.2%	2.3%	-110	bp
Life Insurance	9.0%	10.0%	-100	bp	9.8%	12.2%	-240	bp
Property and Casualty	6.9%	16.9%	-1,000	bp	9.3%	14.8%	-550	bp
Consolidated	1.1%	2.4%	-130	bp	1.6%	3.2%	-160	bp

Depreciation and amortization expense	$3.6	$3.1	16.1%		$10.7	$10.9	(1.8%)

1 Operating revenues include premiums earned, net, administrative service fees and net investment income.
2 Operating income or loss include operating revenues minus operating costs. Operating costs include claims incurred and operating expenses.
3 Operating margin is defined as operating income or loss divided by operating revenues.

Triple-S Management Corporation
Managed Care Additional Data
	Three months ended September 30,		Nine months ended September 30,
(Unaudited)	2021	2020	2021	2020

Member months enrollment:
Medicare Advantage	410,939	407,170	1,228,732	1,220,280
Medicaid	1,342,953	1,132,626	3,972,136	3,278,098
Commercial:
Fully insured	966,002	966,906	2,871,788	2,920,460
Self-insured	281,153	324,372	875,844	981,634
Total Commercial	1,247,155	1,291,278	3,747,632	3,902,094
Total member months	3,001,047	2,831,074	8,948,500	8,400,472

Claim liabilities (in millions)			$533.7	$417.6
Days claim payable			60	57

Premium PMPM:
Managed Care	$345.49	$339.09	$344.56	$330.12
Medicare Advantage	1,029.59	984.11	1,004.12	951.34
Medicaid	225.03	212.69	230.78	208.32
Commercial	221.95	215.53	219.72	207.26

Medical loss ratio:	88.7%	84.7%	88.0%	82.7%
Medicare Advantage	82.5%	80.6%	85.1%	80.2%
Medicaid	95.2%	94.0%	92.1%	92.7%
Commercial	91.9%	81.9%	87.9%	76.1%

Adjusted medical loss ratio: [1]	90.7%	81.8%	89.9%	81.1%
Medicare Advantage	84.6%	75.0%	86.8%	77.4%
Medicaid	99.2%	90.9%	95.6%	91.1%
Commercial	90.5%	83.8%	87.8%	76.5%

Operating expense ratio:
Consolidated	15.1%	17.1%	15.1%	18.7%
Managed Care	11.6%	14.6%	11.7%	15.9%

1 The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as prior-period reserve developments and Medicare premium adjustments, and presents them in their corresponding period.

Triple-S Management Corporation
Managed Care Membership by Business

Managed Care Membership by Segment	As of September 30,
	2021	2020

Members:
Medicare Advantage	136,459	136,135
Medicaid	449,474	385,344
Commercial:
Fully insured	321,772	321,673
Self-insured	94,261	107,830
Total Commercial	416,033	429,503
Total members	1,001,966	950,982

Triple-S Management Corporation
Exhibit V

Reconciliation of Non-GAAP Financial Measures

	Adjusted Net Income
(Unaudited)	Three months ended September 30,		Nine months ended September 30,
(dollar in millions)	2021	2020	2021	2020

Net income	$8.2	$23.6	$55.0	$41.0
Less adjustments:
Net realized investment gains (losses)	1.0	0.5	3.7	(0.2)
Unrealized (losses) gains on equity investments	(7.9)	11.0	13.4	(17.4)
Contingency accrual	-	-	-	(32.0)
Private equity investment income	8.4	0.2	10.8	3.9
GuideWell transaction costs	(1.8)	-	(1.8)	-
Tax impact of non-GAAP adjustments	(1.1)	(2.3)	(6.8)	14.0
Adjusted net income	$9.6	$14.2	$35.7	$72.7
Diluted adjusted net income per share	$0.41	$0.61	$1.52	$3.12

Adjusted net income is a non-GAAP financial metric and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management believes that the use of this adjusted net income and adjusted net income per share provides investors and management useful information about the earnings impact of realized and unrealized investment gains or losses, as well as other non-recurring items impacting the Company’s results of operations. The Company estimates tax impact of net realized and non-realized gains (losses), private equity investment income and contingency accrual at the applicable statutory tax rates. These non-GAAP metrics do not consider all the items associated with the Company’s operations as determined in accordance with GAAP. As a result, one should not consider these measures in isolation.